Exhibit (a)(1)(D)

Ford Motor Company

Ford Motor Company Capital Trust II

LETTER TO CLIENTS

Offer to Pay a Premium for Conversion
of 6.50% Cumulative Convertible Trust Preferred Securities
(liquidation preference $50.00 per preferred security)
of
Ford Motor Company Capital Trust II
(CUSIP No. 345395 20 6)
into
Shares of Common Stock
of
Ford Motor Company
(CUSIP No. 345370 86 0)

THE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JULY 31, 2007 (THE “EXPIRATION DATE”), UNLESS EXTENDED OR EARLIER TERMINATED. HOLDERS OF TRUST PREFERRED SECURITIES MUST SURRENDER SUCH SECURITIES FOR CONVERSION ON OR PRIOR TO THE EXPIRATION DATE TO RECEIVE THE PREMIUM.

TRUST PREFERRED SECURITIES TENDERED IN THE CONVERSION OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE (AS IT MAY BE EXTENDED). IN ADDITION, YOU MAY WITHDRAW ANY TENDERED TRUST PREFERRED SECURITIES AFTER THE EXPIRATION DATE, IF WE HAVE NOT ACCEPTED THEM FOR CONVERSION.

To Our Clients:

We are enclosing herewith the documents listed below relating to the offer by Ford Motor Company, a Delaware corporation (“Ford ”), to pay a premium to holders of any and all of the outstanding 6.50% Cumulative Convertible Trust Preferred Securities (liquidation preference $50.00 per preferred security) (the “Trust Preferred Securities”) of Ford Motor Company Capital Trust II, a statutory business trust that was formed under the laws of the state of Delaware and a wholly-owned subsidiary of Ford (the “Trust ”), who elect to convert their Trust Preferred Securities to shares of Ford’s Common Stock, $.01 par value per share (“Ford Common Stock”), in accordance with the terms of the Trust Preferred Securities and upon the terms and subject to the conditions set forth in the offering circular, dated July 2, 2007 (the “Offering Circular ” ), and in the accompanying letter of transmittal (the “Letter of Transmittal”). Certain terms used but not defined herein have the meanings ascribed to them in the Offering Circular.

The premium offered in this conversion offer is an amount of shares of Ford Common Stock valued at $14.25 (the “Premium Shares ” ), as determined by dividing (i) $14.25 by (ii) the volume-weighted average of the reported sales prices on the New York Stock Exchange of Ford Common Stock during the three trading days ending at the close of the second trading day prior to the expiration of the conversion offer, per Trust Preferred Security validly tendered and accepted for conversion. Holders who validly tender Trust Preferred Securities for conversion pursuant to the offer will receive the Premium Shares in addition to the number of shares of Ford Common Stock issuable upon conversion pursuant to the conversion terms of the Trust Preferred Securities.

The Conversion Offer is subject to certain conditions. See the section of the Offering Circular entitled “The Conversion Offer — Conditions to the Conversion Offer.”

We are the holder of your Trust Preferred Securities through our account with The Depository Trust Company (“DTC” ). A tender of Trust Preferred Securities can be made only by us as a DTC participant and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Trust Preferred Securities held by us for your account.

We request instructions as to whether you wish to tender any or all of the Trust Preferred Securities held by us through our DTC account pursuant to the terms and conditions set forth in the Offering Circular and the Letter of Transmittal.

We urge you to read the Offering Circular, including the documents incorporated by reference therein, and the Letter of Transmittal carefully before instructing us to tender your Trust Preferred Securities. You may use the attached form to give your instructions.

PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE OR CONTACT YOUR REPRESENTATIVE WITH INSTRUCTIONS TO PERMIT US TO TENDER YOUR TRUST PREFERRED SECURITIES PRIOR TO THE EXPIRATION DATE.

INSTRUCTIONS TO THE DEPOSITORY TRUST COMPANY PARTICIPANT

To the Participant of The Depository Trust Company:

The undersigned hereby acknowledges receipt of the Offering Circular, dated July 2, 2007 (the “Offering Circular ”), of Ford Motor Company, a Delaware corporation (“Ford ”), and Ford Motor Company Capital Trust II, a statutory business trust that was formed under the laws of the state of Delaware and a wholly-owned subsidiary of Ford (the “Trust ”), and the Letter of Transmittal, which together set forth the terms and conditions of the offer (the “Conversion Offer ”) by Ford to pay a premium to holders of any and all of the outstanding Trust Preferred Securities who elect to convert their Trust Preferred Securities to shares of Ford’s Common Stock, $.01 par value per share (“Ford Common Stock ”), in accordance with the terms of the Trust Preferred Securities and upon the terms and subject to the conditions set forth in the Offering Circular, and in the Letter of Transmittal. Certain terms used but not defined herein have the meanings ascribed to them in the Offering Circular.

This will instruct you as to the action to be taken by you, for the account of the undersigned, relating to the Conversion Offer.

The number of Trust Preferred Securities held by you through your account with The Depository Trust Company (“DTC ”) for the account of the undersigned is (fill in amount):                      Trust Preferred Securities.

With respect to the Conversion Offer, the undersigned hereby instructs you (check appropriate box):

☐	To tender the following Trust Preferred Securities held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offering Circular and the Letter of Transmittal (insert number of Trust Preferred Securities to be tendered, if any): Trust Preferred Securities.*

The number of Trust Preferred Securities beneficially owned by the undersigned that are held by Participants other than you, which the undersigned is tendering for conversion (insert number of Trust Preferred Securities):                      Trust Preferred Securities.

☐	Not to tender any Trust Preferred Securities held by you for the account of the undersigned.

*	Unless otherwise indicated, the entire number of Trust Preferred Securities indicated above as held by the Participant for the account of the undersigned will be tendered.

SIGN HERE

Name(s) of beneficial owner(s):

Signature(s):

Name(s):
(Please Print)

Address(es):

Telephone Number(s):

Taxpayer Identification or Social Security Number(s):

Date: